3rd Quarter 2025 November 5th, 2025 Earnings Presentation

Company Overview ACIC is a specialty underwriter of catastrophe exposed commercial property insurance. American Coastal Insurance Corp. (Nasdaq: ACIC) is the insurance holding company for American Coastal Insurance Company (AmCoastal), a Florida domiciled P&C carrier, and Skyway Underwriters (SKU), a managing general agency, along with other operating affiliates. AmCoastal is a balance sheet underwriter and has the #1 market share of commercial residential property insurance in Florida with roughly 4,300 policies and $637 million of premium in-force. AmCoastal has earned an underwriting profit every year since its inception in 2007. SKU is an MGA focused on producing & underwriting commercial property insurance on behalf of our risk bearing entities. ACIC as of September 30, 2025 Total Assets: $1.18 billion Total Equity: $327.2 million Annualized Revenue: $332.1 million Employees: 67 Headquarters: St. Petersburg, FL Credit Rating: BBB- Specialty Commercial Property Managing General Agency

Executive Summary 3Q-25 Results Non-GAAP Core Income of $30.5m ($0.61) increased $3.6m (+13.1%) from $26.9m ($0.54) y/y due to increased revenue from quota share reduction from 20% to 15% as of June 1, 2025, and decreased losses incurred, partially offset by increased operating expenses y/y. Net premiums earned grew $6.3m (+8.5%) to $80.8m y/y. Our combined ratio of 56.9% decreased from 57.7% last year due to higher net premiums earned and our Non-GAAP underlying combined ratio (which excludes current catastrophe losses and PY development) was 57.8% which increased from 52.9% in the prior year due to a higher current year expense ratio. Both were below our stated target of 65.0%. We experienced $425k catastrophe losses in the quarter and had $1.1m of favorable prior year reserve development. Stockholders’ equity increased $91.5 million from December 31, 2024, to $327.2m or $6.71 per share and $6.88 per share excluding unrealized losses in accumulated other comprehensive income. Tangible book value per share increased to $5.41 per share. Other Highlights The Florida commercial property market continued to soften during the third quarter with average premiums down -13% in September. Skyway Underwriters launched a new product in Florida targeting assisted & independent living facilities, with no liability coverage. The Company expects to resume growth in the 4th quarter and into 2026 given our expectation for lower reinsurance costs at 1/1 & 6/1.

3Q-25 Financial Scorecard The Company is proud to report strong results for the third quarter. 3Q-25 = $0.61 vs. Analyst’s Est. = $0.39 3Q-25 = $6.71 vs. Analyst’s Est. = $6.39 3Q-25 = 56.9% vs. Analyst’s Est. = 70.9% 3Q-25 = 44.5% vs. Analyst’s Est. = 26.3% Core Earnings per Share (CEPS) Book Value per Share (BVPS) Combined Ratio (CR) Core Return on Equity (CROE)

3Q-25 & 9M-25 Summary of Key Results Net & Core Income improved y/y driven by lower reinsurance costs. Combined Ratio was below 65.0% target.

3Q-25 Operating Overview Net Income increased y/y as the impacts of quota share reductions & new business premiums are earned. New business growth earning through our book of business, combined with lower reinsurance costs, impacted our net earned premiums positively. This was partially offset by increased operating expense, but created net additional earnings y/y.

YTD 9.30.25 Operating Overview Net Income increased y/y as we grow revenues with new business and reductions in ceded premium. New business growth, combined with lower reinsurance costs, impacted our net earned premiums positively. This was partially offset by increased operating expense, but created net additional earnings y/y.

Balance Sheet Highlights Liquidity and Book Value surged in 2025 due to strong underwriting results.

Investment Portfolio Overview The Company’s high quality fixed income investments provide steady investment income with minimal risk. The Company’s cash position remains strong as we take advantage of high cash yields and keep a conservative portfolio.

Launched New Program - Assisted Living Centers According to the Florida Agency for Health Care Administration (AHCA), there are 3,080 licensed ALFs in Florida and roughly 32,000 nationwide. We have acquired a comprehensive dataset from AHCA—including inspection reports, violations, and fines—which will be integrated into our underwriting and risk selection processes. ACIC will just underwrite property physical damage (NO LIABILITY COVERAGE). Focus will be limited to low-rise buildings in Florida that are eligible for coverage from the Florida Hurricane Catastrophe Fund (FHCF). Assisted & Independent Living Facilities represent a logical, risk-aligned extension of our appetite and offer significant market opportunity with proven distribution support. Example Risk Florida 2,288 ALFs | 88,665 Beds Addressable Premium (≥25 Beds): $70M–$112M Growth: $143M–$230M by 2033 (8.9% CAGR)

Cautionary Statements This presentation and the accompanying remarks contain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements include expectations regarding our diversification, growth opportunities, retention rates, liquidity, investment returns and ability to meet our investment objectives and to manage and mitigate market risk with respect to our investments. These statements are based on current expectations, estimates and projections about the industry and market in which we operate, and management’s current beliefs and assumptions. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "endeavor," "project," "believe," "anticipate," "intend," "could," "would," "estimate" or "continue" or the negative variations thereof, or comparable terminology, are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The risks and uncertainties include, without limitation: the regulatory, economic and weather conditions in the states in which we operate; the impact of new federal or state regulations that affect the property and casualty insurance market; the cost, variability and availability of reinsurance; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to attract and retain the services of senior management; the outcome of litigation pending against us, including the terms of any settlements; dependence on investment income and the composition of our investment portfolio and related market risks; our exposure to catastrophic events and severe weather conditions; downgrades in our financial strength ratings; risks and uncertainties relating to our acquisitions, including our ability to successfully integrate the acquired companies; and other risks and uncertainties described in the section entitled "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report in Form 10-K for the year ended December 31, 2024 and 2023. We caution you not to place undue reliance on these forward looking statements, which are valid only as of the date they were made. Except as may be required by applicable law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, the occurrence of unanticipated events, or otherwise. This presentation contains certain non-GAAP financial measures. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. See our earnings release, Form 10-K , Form 10-Q and Form 10-Q/A for further information regarding these non-GAAP financial measures.